===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           UNUMPROVIDENT CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                       [UnumProvident Corporation Logo]

April 12, 2001

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

UnumProvident Stockholders:

  We cordially invite you to the Annual Meeting of Stockholders. It will be held at 10:00 a.m. on Thursday, May 10, 2001 in the Atrium of the West Building of the Company at 1 Fountain Square, Chattanooga, Tennessee.

  The purpose of the meeting is to consider and vote upon the following matters:

  1. The election of four directors for terms expiring in 2004;

  2. The approval of an amendment to the Stock Plan of 1999; and

  3. The transaction of any other business that may properly come before the meeting.

  The Board of Directors recommends that you vote in favor of Items 1 and 2 which are described in the attached Proxy Statement.

  You can vote by proxy any one of three ways: mail, telephone or Internet. You can also vote in person at the meeting. Detailed proxy voting instructions are provided both in the Proxy Statement and on the enclosed proxy card. Even if you plan to attend the meeting, we encourage you to vote promptly by proxy using one of the three ways provided.

                                          Sincerely,

                                          /s/ J. Harold Chandler
                                          J. Harold Chandler
                                          Chairman, President and
                                          Chief Executive Officer

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Susan N. Roth
Susan N. Roth, Corporate Secretary

                                PROXY STATEMENT

  On June 30, 1999, UNUM Corporation ("UNUM") merged into Provident Companies, Inc. ("Provident") (the "Merger"), and the name of the merged corporation was changed to UnumProvident Corporation. Provident had previously reorganized in a share exchange with its predecessor, Provident Life and Accident Insurance Company of America ("America"), on December 29, 1995.

  This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of UnumProvident Corporation (the "Company") to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held on May 10, 2001, and any adjournment thereof. Stockholders will be asked to vote upon: ITEM 1. Election of Directors, and
ITEM 2. Amendment to the Stock Plan of 1999. The Annual Report to Stockholders, including audited financial statements of the Company for the fiscal year ended December 31, 2000, and the proxy card enclosed with this Proxy Statement are being mailed to stockholders on or about April 12, 2001.

  Shares eligible to be voted and for which a proxy card is properly signed and returned prior to the beginning of the Meeting will be voted as directed. If directions are not given or directions are not in accordance with the options listed on a signed and returned proxy card, such shares will be voted FOR each proposition for which the Board of Directors recommends a vote FOR. Unsigned or unreturned proxies, including those not returned by banks, brokers, or other record holders, will not be counted for quorum or voting purposes. You may revoke your proxy at any time prior to the exercise of authority granted in the proxy by giving written notice of revocation to the Corporate Secretary, by submitting a subsequent validly executed proxy, or by voting in person. If you attend the Meeting and intend to vote in person, please notify the tellers prior to the beginning of the Meeting of your intent.

  As of March 12, 2001, the record date for determination of stockholders entitled to vote at the Meeting, there were outstanding 241,400,120 shares of common stock of the Company. Each share of common stock entitles the holder to one vote. The common stock has a par value of $0.10 per share and is the only outstanding class of equity securities of the Company entitled to vote at this Meeting.

  The Company will bear the cost of soliciting proxies from its stockholders. Proxies will be solicited by mail and may also be solicited personally or by telephone by directors, officers and employees of the Company. The Company has also retained the services of Morrow & Co., Inc. ("Morrow"), a proxy soliciting firm, for the purpose of assisting the Company in the solicitation of proxies for the Meeting. The Company's arrangements with Morrow provide that Morrow will (1) provide consultation and preparation in connection with the solicitation, (2) assist in distributing proxy materials and collecting proxies held by holders of the Company's common stock, (3) telephone stockholders as the Company may determine and (4) advise the Company regarding additional soliciting material, if any, that may be used. The Company estimates the fees of Morrow for these services, not counting expenses of distributing proxy materials which the Company will pay, will be approximately $10,500. The Company will make appropriate arrangements with brokerage houses, banks and other custodians, nominees and fiduciaries to facilitate solicitation of proxies from their principals.

  You may vote by submitting your proxy with voting instructions by mail if you promptly complete, sign, date and return the accompanying proxy card in the enclosed self-addressed, stamped envelope. You may also submit your proxy by calling 1-877-PRXVOTE (1-877-779-8683), or from outside the U.S. call direct (201)324-0498, or through the Internet at http://www.eproxyvote.com/unm in accordance with the instructions on the proxy card.

                             ELECTION OF DIRECTORS
                          (Item 1 on the Proxy Card)

  The Board of Directors, which currently has thirteen members, is divided into three classes. Generally, at each annual meeting, one Class of directors, or approximately one-third of the total number of directors, will be elected and the term of that Class is three years. The term of the Class II directors expires with this Meeting.

  The Board of Directors proposes the election of Ronald E. Goldsberry, Hugh
O. Maclellan, Jr., C. William Pollard and John W. Rowe as Class II directors, to hold office for a term of three years expiring at the close of the Annual Meeting of Stockholders to be held in 2004 and until their successors are elected and qualified. Each nominee is currently serving as a member of the Board of Directors of the Company.

  If any nominee should become unable to serve, the persons named as proxies on the proxy card will vote for the person or persons the Board of Directors recommends, if any. The Board of Directors has no reason to believe that any of the named nominees is not available or would be unable to serve if elected.

  Set forth below is information about each nominee and continuing director, including age, position(s) held with the Company, principal occupation, business history for at least five years and other directorships held. The terms of office for each of the remaining directors continue until the close of the Annual Meeting of Stockholders in the year shown along with each director's name.

                                      Director                           Term
Name                              Age  Since   Position(s) Held         Expires
----                              --- -------- ----------------         -------
J. Harold Chandler...............  51  1993(1) Chairman, President, and  2002
                                                Chief Executive Officer
William L. Armstrong.............  64  1991(1) Director                  2003
Ronald E. Goldsberry.............  58  1999(2) Director                  2001
Hugh O. Maclellan, Jr............  61  1975(1) Director                  2001
A.S. (Pat) MacMillan, Jr.........  57  1995(1) Director                  2003
George J. Mitchell...............  67  1999(2) Director                  2003
Cynthia A. Montgomery............  48  1999(2) Director                  2003
James L. Moody, Jr...............  69  1999(2) Director                  2002
C. William Pollard...............  62  1992(1) Director                  2001
Lawrence R. Pugh.................  68  1999(2) Director                  2002
Lois Dickson Rice................  68  1999(2) Director                  2002
John W. Rowe.....................  55  1999(2) Director                  2001
Burton E. Sorensen...............  71  1985(1) Director                  2002

--------
(1) Year became a director of the Company's predecessor America. Each became a director of the Company on December 29, 1995, the effective date of the share exchange between the Company and America.
(2) Became a director of the Company upon the merger of UNUM Corporation into the Company on June 30, 1999. Served on the UNUM Corporation Board from year indicated: Goldsberry--1993, Mitchell--1995, Montgomery--1990, Moody--1988, Pugh--1988, Rice--1993 and Rowe--1988.

                NOMINEES FOR ELECTION FOR TERM EXPIRING IN 2004

Ronald E. Goldsberry

  Dr. Goldsberry currently serves as Chairman of OnStation Corporation, formerly known as Carstation.com. He served as Chief Executive Officer and Chairman of Carstation.com from November 1999 to March 2001. He served as Global Vice President and General Manager of Global Ford Customer Service Operations at Ford Motor Company from January 1997 to November 1999. Prior to that time, Dr. Goldsberry served as General Manager of the Customer Service Division of Ford Motor Company from February 1994 to December 1996 and General Sales and Marketing Manager for the Parts and Service Division from October 1991 to February 1994. He is also Chairman of UNC Ventures, Inc., a venture capital firm.

Hugh O. Maclellan, Jr.

  Mr. Maclellan, Jr. is President of The Maclellan Foundation, Inc. and a director of SunTrust Bank, Chattanooga, N.A., and Covenant Transport, Inc.

C. William Pollard

  Mr. Pollard has served as Chairman of the Board of Directors of The ServiceMaster Company since January 1994. He reassumed the position of Chief Executive Officer in October 1999 and served in that capacity until February 12, 2001. From June 1990 to December 1993, he served as Chairman and Chief Executive Officer of The ServiceMaster Company. ServiceMaster provides professional cleaning, termite and pest control, maid service, lawn care, and appliance and other home equipment and maintenance, as well as management of plant operations, laundry and linen, clinical equipment maintenance, and food service for health care, educational and industrial facilities. He is also a director of Herman Miller, Inc.

John W. Rowe

  Mr. Rowe became Co-Chief Executive Officer and President of Exelon Corporation upon the merger of Unicom Corporation and PECO Energy on October 20, 2000. Prior to the merger, he served as Chairman, President and Chief Executive Officer of Unicom Corporation and its principal subsidiary, Commonwealth Edison Company, a post he assumed in March 1998. Previously, Mr. Rowe was President and Chief Executive Officer of New England Electric System from 1989 to February 1998. Mr. Rowe is also a director of Exelon Corporation, FleetBoston Financial Corporation and Wisconsin Central Transportation.

                             CONTINUING DIRECTORS

William L. Armstrong

  From 1979 to 1991, Senator Armstrong served in the United States Senate representing Colorado. He has been Chairman of Cherry Creek Mortgage Company, Inc. since 1991, Chairman of El Paso Mortgage Company since 1993, Chairman of Centennial State Mortgage Company since 1994, and Chairman of Transland Financial Services, Inc. since 1996. He is also a director of Storage Technology Corporation, the Denver-based Oppenheimer funds, and Helmerich and Payne, Inc.

J. Harold Chandler

  Mr. Chandler became Chairman of the Company on April 28, 1996, and President and Chief Executive Officer and a Director of the Company's predecessor, America, and its principal subsidiaries effective November 8, 1993. Immediately prior to his employment, he served as President of NationsBank Mid-Atlantic Banking Group, which includes the NationsBank and Maryland National Corporation entities in the District of Columbia, Maryland, and northern Virginia (now part of Bank of America Corporation). He formerly served as President of Citizens and Southern National Bank of South Carolina, a predecessor company of NationsBank. He is a director of AmSouth Bancorporation and Herman Miller, Inc.

A.S. (Pat) MacMillan, Jr.

  Mr. MacMillan has served as the Chief Executive Officer of Team Resources, Inc., since 1980. The company specializes in the areas of team and organizational design and development, including management consulting, management training, and organizational audits and surveys. He is also a trustee of The Maclellan Foundation, Inc., and a director of MetoKote Corporation.

George J. Mitchell

  George J. Mitchell associated with the firm of Verner, Liipfert, Bernhard, McPherson & Hand, Washington, D.C. as special counsel in January 1995 and associated with the firm of Preti, Flaherty, Beliveau & Pachios, Portland, Maine as senior counsel in April 1997. At the request of the British and Irish Governments, he served as chairman of the peace negotiations in Northern Ireland from 1996 to 1998. At the request of the President, and with the consent of Israel and the Palestinian authority, he is currently serving as the Chairman of an international fact finding committee on violence in the Middle East. Previously, Senator Mitchell served as a United States Senator from Maine from 1980 to 1995, during which time he served as Senate Majority Leader from 1989 to 1995. Senator Mitchell also serves as a director of Federal Express Corporation, Starwood Hotels and Resorts, The Walt Disney Company, Xerox Corporation, Unilever, Staples, Inc., and Casella Waste Systems, Inc.

Cynthia A. Montgomery

  Cynthia A. Montgomery is a professor of competition and strategy at Harvard University Graduate School of Business Administration, a post she has held since 1989. She was named Timken Professor of Business Administration in June 1998. Professor Montgomery also serves as director of Newell Rubbermaid and certain Merrill Lynch mutual funds.

James L. Moody, Jr.

  James L. Moody, Jr. retired as Chairman of Hannaford Bros. Co.
("Hannaford"), a Maine-based food retailing company, in May 1997, a post he had held since 1984. Mr. Moody joined Hannaford in 1959. He is also a director of Empire Company Limited, IDEXX Laboratories, Inc., and Staples, Inc.

Lawrence R. Pugh

  Mr. Pugh retired as Chairman of VF Corporation, an apparel company in Pennsylvania, in October, 1998, a post he had held since 1983. Additionally, Mr. Pugh served as Chief Executive Officer from 1983 to 1995.

Lois Dickson Rice

  Ms. Rice is a guest scholar at The Brookings Institution, a post she has held since October 1991. She is a director of the Center for Naval Analysis, a trustee of the Public Agenda Foundation and Reading is Fundamental and is co-chair of Management Leadership for Tomorrow. Ms. Rice serves as director of International Multifoods Corporation and the McGraw-Hill Companies.

Burton E. Sorensen

  From December 1984 until December 1995, Mr. Sorensen served as Chairman and Chief Executive Officer of Lord Securities Corporation, an investment banking firm. Prior to that time, Mr. Sorensen was a General Partner of Goldman, Sachs & Co., investment bankers.

                       BOARD OF DIRECTORS AND COMMITTEES

  During 2000, there were seven meetings of the Board of Directors. No director attended fewer than 75% of the aggregate of (a) the total number of meetings of the Board of Directors (held during the period for which each was a director) and (b) the total number of meetings held by all committees of the board on which a director served (during the periods that such director served), with the exception of Mr. Maclellan who attended all of the meetings of the board, but fewer than 75% of the meetings of the Finance Committee.

  In 2000, the Board of Directors of the Company had five standing committees:
Audit, Compensation, Executive, Finance, and Governance. In addition to the duties described below, each committee may be assigned additional duties by the Board of Directors from time to time, and each is charged with reporting its activities to the Board of Directors. Membership of the Committees is given as of December 31, 2000.

Audit Committee

   Members were John W. Rowe (Chairman), William L. Armstrong, Ronald E. Goldsberry, Cynthia A. Montgomery and C. William Pollard. The Company's common stock is listed on the New York Stock Exchange and is governed by its listing standards. The members of the Audit Committee meet the independence standards of the New York Stock Exchange. Information regarding the functions performed by the Committee and the number of meetings is set forth in the "Report of the Audit Committee" included in this Proxy Statement. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included in Appendix A.

Compensation Committee

  Members were C. William Pollard (Chairman), Ronald E. Goldsberry, A.S. (Pat) MacMillan, Jr., George J. Mitchell, Cynthia A. Montgomery, James L. Moody, Jr., and Lawrence R. Pugh. The committee met nine times during 2000. The committee is responsible for oversight with regard to the compensation and benefit strategies of the Company. This responsibility includes monitoring development, adoption and implementation of compensation and incentive programs, as well as compensation philosophy, compensation for the Chief Executive Officer, reviewing and approving recommendations for long term and annual incentive awards for senior management, reviewing and approving employment agreements, change in control agreements, severance agreements or plans, or similar agreements for officers. The committee's duties also include reviewing and approving new incentive or performance plans for officers, recommending to the Board or approving equity based incentive plans for officers and employees and approval of new benefit plans or material changes to existing benefit plans that are material to the Company.

Executive Committee

  Members were J. Harold Chandler (Chairman), James L. Moody, Jr., C. William Pollard, John W. Rowe and Burton E. Sorensen. The committee met three times during 2000. Subject to certain procedural guidelines, the Executive Committee is authorized to act between meetings of the Board.

Finance Committee

  Members were Burton E. Sorensen (Chairman), William L. Armstrong, Hugh O. Maclellan, Jr., Lois D. Rice, and John W. Rowe. The committee met four times during 2000. The committee develops and monitors appropriate policy and strategies to guide and govern the lending and investment of funds held by the Company. In accordance with state insurance statutes, the committee has established and oversees an Investment Subcommittee to carry out the daily activities required to authorize and oversee the loans and investments of its insurance subsidiaries.

Governance Committee

  Members were James L. Moody, Jr. (Chairman), Hugh O. Maclellan, Jr., A.S.
(Pat) MacMillan, Jr., George J. Mitchell, Lawrence R. Pugh, Lois D. Rice, and Burton E. Sorensen. The committee met four times during

2000. The committee is generally responsible for developing and monitoring guidelines for corporate governance, developing and overseeing the criteria for Board membership, developing and implementing a process for evaluating the Board, and considering new candidates for the Board.

Compensation of Directors

  The Company pays its non-employee directors an annual retainer of $80,000. The annual retainer is paid in the form of stock options or deferred share rights, as elected by each director in accordance with the terms of the Company's Non-Employee Director Compensation Plan. Any amount not elected to be received in the form of options or deferred share rights is paid to the directors in cash. No fees are typically paid for attendance at meetings, although if the number of meetings is high in a given year, an attendance fee of $1,000 may be paid for meetings in excess of the regularly scheduled meetings. Employees of the Company are not compensated for their services as directors of the Company or any of its direct or indirect subsidiaries.

  In 1998, directors of the Company participating in the director retirement program were required to convert their accrued account balance on a net present value basis to either stock options or deferred share rights issued under the Non-Employee Director Compensation Plan. Upon leaving the Board, the directors who were formerly directors of UNUM will be entitled to receive an annual consulting fee fixed at $27,500 for the number of full years each director had served as of May 31, 1997, under a former UNUM plan.

                            AUDIT COMMITTEE REPORT

  The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

  The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of nonaudit services with the auditors' independence.

  The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held six meetings during the year ended December 31, 2000.

  In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

John W. Rowe, Chairperson
William L. Armstrong
Ronald E. Goldsberry
Cynthia A. Montgomery
C. William Pollard

                        AMENDMENT TO STOCK PLAN OF 1999
                          (ITEM 2. on the Proxy Card)

  The UnumProvident Board of Directors has adopted a resolution, subject to stockholder approval, to amend the UnumProvident Corporation Stock Plan of 1999 (the "Stock Plan") to increase the number of shares of Company common stock authorized for issuance under such plan, decrease the percentage that will be available in the aggregate for the issuance of restricted or unrestricted stock, and establish a limit on the number of shares that can be issued as incentive stock options.

Proposed Amendment

  The Stock Plan authorizes the granting of awards to employees, officers, consultants, including producers, and directors of the Company to align the personal interests of such persons with those of the Company's stockholders, and to provide such persons with an incentive to achieve outstanding performance. The amendment to the Stock Plan increases the number of shares of Company common stock available for awards under the plan from 7,500,000 to 17,500,000. The number of shares available for issue under the current Plan as of the record date was 1,134,425. The incremental increase proposed by the amendment represents 4.1% of the total number of shares outstanding as of the record date. The amendment also provides that in no case will more than 20% of the number of authorized shares of Company common stock be available for restricted stock awards. The full text of Section 5.1, as amended, follows:

  5.1. Number Of Shares. The aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right) shall be 17,500,000 of which not more than twenty percent (20%) may be granted as Awards of Restricted Stock or unrestricted Stock Awards, and not more than ten percent (10%) shall be granted in the form of Incentive Stock Options.

  A summary of the Stock Plan is set forth below and is qualified in its entirety by reference to the full text of the Stock Plan as proposed to be amended, which is attached to this Proxy Statement as Appendix B.

General

  The Stock Plan authorizes the granting of awards ("Awards") to employees, officers, consultants (including producers) and directors of the Company or its affiliated companies in the following forms: (i) options to purchase shares of common stock ("Options"), which may be incentive stock options or non-qualified, (ii) stock appreciation rights ("SARs"); (iii) restricted stock ("Restricted Stock"); and (iv) dividend equivalents ("Dividend Equivalents").

  Subject to adjustment as provided in the Stock Plan, the current aggregate number of shares of common stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a SAR) is 7,500,000, of which no more than 30% may be granted in the form of restricted or unrestricted stock awards. The Stock Plan provides that shares withheld or tendered in payment for grants under the Stock Plan, and shares underlying grants under the Stock Plan which lapse or are terminated for any reason will be included as shares available for future grant under the Stock Plan. The maximum number of shares of common stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Stock Plan to any one participant is 1,000,000. The maximum Fair Market Value (measured as of the date of grant) of any Awards other than Options and SARs that may be received by a participant (less any consideration paid by the participant for such Award) during any one calendar year under the Stock Plan is $10,000,000.

Administration

  The Stock Plan is administered by the Compensation Committee of the Board of Directors of the Company (the "Committee") or, at the discretion of the Board from time to time, the Stock Plan may be administered by the Board. The Committee has the power, authority and discretion to designate participants; determine the type or types of Awards to be granted to each participant and the terms and conditions thereof (however the Stock Plan provides that no stock option may be exercisable for more than ten years from the date of its grant); establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Stock Plan; and make all other decisions and determinations that may be required under, or as the Committee deems necessary or advisable to administer, the Stock Plan. During any time that the Board is acting as administrator of the Stock Plan, it shall have all the powers of the Committee under the Stock Plan.

  Performance Goals. The Committee may determine that any Award will be determined solely on the basis of (a) the achievement by the Company, or an individual or a business unit of the Company or a parent or subsidiary, of a specified target with respect to, or target growth in, any of the following areas: (i) return on equity or on assets, (ii) overall or selected premium or sales growth, (iii) revenues, net income or earnings per share, (iv) expense efficiency ratios (ratio of expenses to premium income), (v) customer service measures or indices, (vi) underwriting efficiency and/or quality, (vii) market share, or (vii) persistency factors, or (b) the Company's or a parent's or subsidiary's stock performance, or (c) any combination of the goals set forth in any of (a) or (b) above. If an Award is made on such basis, the Committee must establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code
Section 162(m)), and the Committee may for any reason reduce or eliminate (but not increase) any Award, notwithstanding the achievement of a specified goal. Any payment of an Award granted with performance goals will be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

  Limitations on Transfer. The Stock Plan limits transferability of awards made under the Stock Plan.

  Acceleration Upon Certain Events. Upon the participant's death, retirement or disability, all outstanding Options, SARs, and other Awards in the nature of rights that may be exercised will become fully exercisable and all restrictions on outstanding Awards will lapse. Any Options or SARs will thereafter continue or lapse in accordance with the other provisions of the Stock Plan and the Award Agreement. In the event of a Change in Control of the Company (as defined in the Stock Plan), all outstanding Options, SARs, and other Awards in the nature of rights that may be exercised will become fully vested and all restrictions on all outstanding Awards will lapse. In the event of the occurrence of any circumstance, transaction or event not constituting a Change in Control as defined in the Stock Plan but which the Board of Directors deems to be, or to be reasonably likely to lead to, an effective change in control of the Company, the Committee or the Board may in its sole discretion declare all outstanding Options, SARs, and other Awards in the nature of rights that may be exercised to become fully vested, and/or all restrictions on all outstanding Awards to lapse, in each case as of such date as the Committee or the Board may, in its sole discretion, declare, which may be on or before the consummation of such transaction or event.

Termination and Amendment

  At any time, the Board or the Committee may terminate, amend or modify the Stock Plan without stockholder approval; provided, however, that the Board or Committee may condition any amendment on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No termination, amendment, or modification of the Stock Plan may adversely affect any Award previously granted under the Stock Plan, without the written consent of the participant

  Awards Previously Granted. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the participant; provided, however, that subject to the terms of the applicable Award Agreement such amendment, modification or termination shall not, without the participant's consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination; and provided further that the original term of any Option may not be extended and, except as otherwise provided in the anti-dilution provision of the Stock Plan, the exercise price of any Option may not be reduced.

Certain Federal Income Tax Effects

  Non-qualified Stock Options. Under present federal income tax regulations, generally there will be no federal income tax consequences to either the Company or the participant upon the grant of any stock options. However, the participant will realize ordinary income on the exercise of the non-qualified stock option ("NSO") in an amount equal to the excess of the Fair Market Value of the common stock acquired upon the exercise of such option over the exercise price, and the Company will receive a corresponding deduction (subject to the provisions of Section 162(m) of the Code). A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (i) the exercise price, increased by any compensation reported upon the participant's exercise of the option, and (ii) the amount realized on such sale or exchange. Such gain or loss will be capital in nature if the shares were held as a capital asset and will be long-term if such shares were held for the applicable long-term capital gain holding period.

  Incentive Stock Options. Under present federal income tax regulations, generally there will be no federal income tax consequences to either the Company or the participant upon the grant of an incentive stock option ("ISO") or the exercise thereof by the participant if the required holding period is met. Upon exercise of an ISO, the participant may be subject to alternative minimum tax on certain items of tax preference. If the participant holds the shares of common stock for the greater of two years after the date the Option was granted or one year after the acquisition of such shares of common stock (the "required holding period"), the difference between the aggregate exercise price and the amount realized upon disposition of the shares of common stock will constitute a long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the shares of common stock are disposed of in a sale, exchange or other "disqualifying disposition" during the required holding period, the participant will realize taxable ordinary income in an amount equal to the excess (if any) of the Fair Market Value of the common stock purchased at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the aggregate exercise price, and the Company will be entitled to a federal income tax deduction equal to such amount (subject to the provisions of Section 162(m) of the Code). If an ISO is exercised at a time when it no longer qualifies as an incentive stock option, the exercise of the option will be treated as the exercise of an NSO.

  SARs. Under present federal income tax regulations, a participant receiving a SAR generally will not recognize income, and the Company will not be allowed a tax deduction, at the time the Award is granted. When a participant exercises the SAR, the amount of cash and the fair market value of any shares of common stock received will be taxable as ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company.

  Restricted Stock. Under present federal income tax regulations, and unless the participant makes an election to accelerate recognition of the income to the date of grant, a participant receiving a Restricted Stock Award will not recognize income, and the Company will not be allowed a tax deduction, at the time the Award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock at that time, and the Company will be entitled to a corresponding tax deduction (subject to the provisions of Code Section 162(m)).

  Pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company may not deduct compensation in excess of $1 million paid to the Chief Executive Officer and the four next most highly compensated executive officers of the Company unless such compensation qualifies as performance based as defined in Code Section 162(m). The Stock Plan is designed to comply with Code Section 162(m) so that the grant of Options and SARs and certain other Awards under the plan will qualify as performance based under Code Section 162(m).

Benefits to Named Executive Officers and Others

  Any future awards under the Stock Plan will be made at the discretion of the Committee. Therefore it is not presently possible to determine with respect to
(i) the executive officers named in the Summary Compensation Table, (ii) all current executive officers, as a group, (iii) all current directors who are not executive officers, as a group, or (iv) all employees including all current officers who are not executive officers, as a group, either the amounts that would have been received by such persons or groups pursuant to the Stock Plan or the benefits or amounts that would have been received by such persons or groups under the Stock Plan as proposed to be amended if it had been in effect during the last fiscal year.

Additional Information

  The closing price of the Company's common stock, as reported by the New York Stock Exchange on March 23, 2001, was $26.55.

Vote Required

  The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting on this proposal will constitute approval of the proposed amendment to the Stock Plan.

  The Board of Directors recommends that UnumProvident stockholders vote "FOR" the approval of the amendment to the Stock Plan of 1999.

                 REPORT OF THE BOARD COMPENSATION COMMITTEE ON
                            EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors is composed entirely of non-employee directors. The Compensation Committee is responsible for establishing and administering the Company's executive compensation programs. This report addresses the Company's compensation policies and practices, and the Compensation Committee's decisions regarding 2000 compensation as they affected the Chief Executive Officer and the four other most highly paid executive officers of the Company at year end 2000. These individuals are collectively referred to as the "named executive officers." These policies and practices also generally affect the compensation of the Company's other officers and high level executives.

Compensation Philosophy

  The Committee establishes compensation, including executive compensation, according to the following principles of the Company's compensation philosophy:

  . Emphasize a performance culture by providing all employees with competitive base pay and incentive opportunities. Annual incentive opportunities, for those eligible, will be based on achievement of Company and individual performance targets, while long term incentives will be equity-based and will therefore be dependent on Company performance.

  . Consider roles, skills, abilities and performance expectations on an individual level so that total pay levels will reflect both the competitive market and individual performance.

  . Reinforce an ownership culture in the Company, and accomplish this by making equity-based compensation vehicles available to employees at all levels in the organization, and requiring executives to achieve specified ownership levels.

Stock Ownership Goals

  Alignment of the interests of executives with the Company's shareholders is an important feature of the Company's executive compensation programs. The Chief Executive Officer has an ownership goal of approximately 1.25% of the Company's outstanding common stock to be achieved within a period of ten years and currently owns approximately 0.42% of the outstanding common stock. Other executive officers have been expected to own an amount of the Company's common stock expressed as a multiple of the executive's salary depending on the officer's level. This stock ownership requirement can be met with shares beneficially owned by the executive through the purchase of shares, including purchases through the Employee Stock Purchase Plan, the exercise of stock options, shares allocated to the executive through the Company's 401(k) retirement plan, phantom shares or restricted stock issued under the Performance Shares Subplan, constituting a part of the Management Incentive Compensation Plan of 1994, and restricted stock awards. Unexercised stock options do not count toward the ownership requirement. The Compensation Committee has under consideration revision of the goals for the other executive officers and is considering establishing appropriate ranges of ownership for individual executive officers or level of position on a basis other than simply multiple of salary.

Peer Group

  For purposes of benchmarking compensation for executive officers, the Committee has developed, with the assistance of a compensation consultant, a peer group comprised of a mix of insurance and financial services companies. The peer group is reviewed periodically with the Compensation Committee. The companies in the peer group include those that the Company has determined are its primary competitors for key executives. There were changes to the peer group in 2000 reflecting mergers of two of the companies in the group and the removal of two companies who were determined to no longer be appropriately included in the group due to their size. One company was added to the group. This is a different group of companies than is included in the "Insurance Index" used for "Comparison of Five Year Cumulative Total Return," as set forth on page 20.

Overview

  Compensation for executive officers for 2000 consisted of the following components: (1) an annual base salary; (2) a cash bonus under the Company's 2000 Annual Incentive Plan under which bonus amounts were determined by the extent to which actual performance of the Company achieved thresholds and targets with respect to goals established and approved by the Compensation Committee and individual performance; and (3) non-qualified stock options granted under the Stock Plan.

Base Salary

  Under the guidelines approved by the Committee in November 1999, base salaries for executive officers generally are established based on 50th percentile market data. These salaries were reflected in new employment agreements entered into in connection with the Merger with each of the named executive officers except Mr. Madeja.

Annual Incentive Compensation

  Annual incentive target opportunity is generally established above the 60th percentile based on market data.

  In general, annual incentive awards for all officers are based on performance measures included in the Amended and Restated Management Incentive Compensation Plan of 1994, which includes the Corporate Performance Subplan and the Individual Performance Subplan.

  The Corporate Performance Subplan is based solely on the achievement of objective corporate performance goals. In the first quarter of each plan year, the Compensation Committee establishes performance goals based on one or more corporate performance criteria, and establishes target awards based on the achievement of these goals. Target awards are set as a percentage of base salary. The three performance measures for 2000 were sales, return on equity and expense efficiency.

  The Individual Performance Subplan is based on an individual's contribution to the business of the Company, as determined by the Compensation Committee. This contribution may be assessed on non-objective as well as objective measures. No payment may be made under either component of the Management Incentive Compensation Plan if earnings thresholds established by the Compensation Committee in the first quarter of the plan year are not achieved.

  In August 2000, the Compensation Committee reviewed the Company's progress toward the performance measure targets established in the first quarter and the Company's business plan. The Board and the Committee determined that the goals as originally set in the first quarter were not realistically achievable in 2000, despite strong performance and effort in many areas of the Company.

  The Committee reviewed and discussed the need to develop a special cash incentive plan for 2000 in light of the revised business plan presented to the Board at its August meeting. The special incentive plan would address issues of retention and motivation for critical management level employees. Following the review, the Committee adopted a 2000 Annual Incentive Plan and approved target goals for payment based on the Company's revised business plan.

  The 2000 Annual Incentive Plan provides for the payment of annual monetary awards based upon the achievement by the Company of certain performance goals. As in the MICP, target awards are set as a percentage of base salary. The 2000 Annual Incentive Plan contains no equity component. The performance measures for 2000 were sales, return on equity and expense efficiency.

  Based on 2000 results, awards under the 2000 Annual Incentive Plan to the named executive officers ranged from 155% of salary to 62% of salary. No awards were made under the MICP.

Long-Term Incentive Compensation

 Stock Plan of 1999

  The Stock Plan permits the grant to executive officers, employees, producers, and directors of the Company of stock options, restricted stock, stock appreciation rights, and dividend equivalent awards.

  Generally, the Company makes annual stock option grants in the first quarter of the year to employees at the officer level. The Committee establishes the terms and conditions of the options at the time of grant.

  For grants in 2000 the options were for terms of ten years and were subject to a vesting schedule under which 1/3 of the options become exercisable on each anniversary of the grant date. All options were granted with an exercise price equal to the fair market value of the underlying shares of common stock on the date of the grant with the exception of the grant of 675,000 options to Mr. Chandler, which had an above market exercise price of $25.9063. The total number of options granted under the Stock Plan to executive officers, employees and producers was 3,597,060 in 2000.

                               CEO Compensation

  Compensation of the Chief Executive Officer follows the compensation philosophy for executive compensation described above. The components of executive compensation were established in an employment agreement with Mr. Chandler, entered into when the Merger agreement was signed. It became effective at the time of the Merger and has been subsequently amended.

Base Salary

  Mr. Chandler's base salary in 2000 was $900,000. Effective January 1, 2001 his annual base salary was increased to $950,000 following an evaluation of Mr. Chandler's performance and a competitive pay analysis.

Annual Incentive Compensation

  Under the terms of the employment agreement, Mr. Chandler is eligible to receive an annual bonus with a target level not less than 100% of his annual base salary. In February 2001, Mr. Chandler received an annual bonus of $1,400,000 for 2000, under the 2000 Annual Incentive Plan as described above.

Long Term Incentive Compensation

  The Compensation Committee believes it is appropriate to make stock option grants to the Chief Executive Officer at a higher level than for other executive officers, reflecting the higher level of responsibility and accountability of the Chief Executive Officer. Mr. Chandler was granted options to purchase 675,000 shares of the Company's common stock on March 29, 2000, with an exercise price of $25.9063 which was, in the instance of this particular option, above the fair market value on the grant date.

Million Dollar Deduction Limitation (IRC Section 162(m))

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the Company's ability to deduct compensation in excess of $1,000,000 paid during a tax year to the Chief Executive Officer and the four other highest paid executive officers at year end. Certain performance-based compensation is not subject to such deduction limit. Annual bonuses under the Corporate Performance Subplan of the Management Incentive Compensation Plan are designed to meet the criteria of "performance-based" compensation that is fully deductible under Code Section 162(m), however, the awards made under the 2000 Annual Incentive Plan were not deductible under Section 162(m) since the plan was adopted after the period required by Section 162(m). It is the Committee's intent generally to maximize the deductibility of executive compensation while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive market for executive talent even though the requirements of Section 162(m) may not be satisfied.

Compensation Committee Interlocks and Insider Participation

  The Compensation Committee is composed solely of members who are "Non-Employee Directors" for purposes of Rule 16b-3 of the Securities Exchange Act of 1934 and "outside directors" for purposes of Section 162(m) of the Internal Revenue Code. There are no interlocking arrangements involving service by any executive officer of the Company on the compensation committee of another entity and an executive officer of such other entity serving on the Company's Compensation Committee.

C. William Pollard, Chairman
Ronald E. Goldsberry
A.S. (Pat) MacMillan, Jr.
George J. Mitchell
Cynthia A. Montgomery
James L. Moody, Jr.
Lawrence R. Pugh

                              COMPENSATION TABLES

  The following table summarizes the compensation of persons serving as Chief Executive Officer and the four other most highly compensated executive officers for the years 1998, 1999 and 2000.

                    Annual Compensation                                       Long Term Compensation
------------------------------------------------------------------ --------------------------------------------
                                                                           Awards                Payouts
                                                                   ----------------------- --------------------
                                                      Other Annual  Restricted  Securities  LTIP    All Other
                              Salary       Bonus      Compensation Stock Awards Underlying Payouts Compensation
    Name & Position      Year   ($)         ($)           ($)          ($)      Options(#)   ($)       ($)
    ---------------      ---- -------    ---------    ------------ ------------ ---------- ------- ------------
J. Harold Chandler...... 2000 900,000    1,400,000          0              0     675,000       0       6,800(1)
 Chairman, President     1999 850,000    5,000,000(2)       0              0     500,000       0       3,648
 and Chief Executive     1998 828,846      960,000          0        368,571           0       0       2,917
  Officer

Thomas R. Watjen........ 2000 500,000      600,000          0              0     200,000       0       6,800(1)
 Executive Vice          1999 500,000    1,500,000(2)       0              0     170,000       0       3,648
  President--            1998 519,231      550,000          0        129,576           0       0       2,400
 Finance and Risk
  Management

Elaine D. Rosen(3)...... 2000 500,000      407,000          0              0     155,000       0      14,262(1)
 Executive Vice          1999 250,000(4)         0(4)       0              0     170,000       0         400(4)
  President--
 Products and Risk
  Management

F. Dean Copeland........ 2000 350,000      305,000          0              0     100,000       0       6,800(1)
 Executive Vice          1999 324,039      750,000(2)       0              0     110,000       0       3,472
  President--            1998 272,116      300,000          0         63,348           0       0       2,063
 Legal and
  Administrative, and
 General Counsel

Peter C. Madeja......... 2000 255,843      160,000          0              0      25,000       0      11,800(1)
 President               1999 249,962       82,563          0              0      46,500       0       6,543
 GENEX Services, Inc.    1998 225,000      106,750          0         10,366      18,250       0       6,859

--------
(1) The amounts reported for Messrs. Chandler, Watjen, Copeland, Madeja and Ms. Rosen include $6,800 for the Company's match to a long-term 401(k) retirement plan. Ms. Rosen also received $7,462 which relates to interest on a bonus deferred in 1999. Additionally, the amount reported for Mr. Madeja includes $5,000, which reflects the full dollar value of the premium on Key Man Life Insurance for which UnumProvident pays the premium. GENEX Services, Inc. is a wholly-owned subsidiary of the Company.
(2) Special bonus awarded by the Provident Board of Directors in connection with successful completion of the Merger.
(3) Effective January 1, 2001, Ms. Rosen became Special Advisor to the Chairman and CEO, announced her intention to transition to leave the Company in March 2002, and ceased being an executive officer as of December 31, 2000.
(4) As a former executive officer of Unum, information in the table as to Ms. Rosen is only given for that portion of 1999 following the Merger. The compensation received by Ms. Rosen in 1999 prior to the Merger was as follows:
    $225,000 Salary
    $265,000 Bonus (Annual Incentive Plan payment for 1998 performance) $300,000 Bonus (Special Merger Award by Unum Board of Directors)
    $ 19,600 All other compensation

                       OPTION GRANTS IN LAST FISCAL YEAR

                                  Individual Grants
                         ------------------------------------
                                                % of Total    Exercise
                         Number of Securities Options Granted  Price
                          Underlying Options  to Employees in   Per    Expiration    Grant Date
Name                       Granted(#)(1)(3)     Fiscal Year    Share      Date    Present Value(2)
----                     -------------------- --------------- -------- ---------- ----------------
J. Harold Chandler......       675,000             12.74%     $25.9063  3/29/10       $735,750
Thomas R. Watjen........       200,000              3.77       13.7188  2/25/10        576,000
Thomas R. Watjen........        47,137              0.89       23.4688  1/04/02        171,107
F. Dean Copeland........       100,000              1.89       13.7188  2/25/10        288,000
Peter C. Madeja.........        25,000              0.47       13.7188  2/25/10         72,000
Elaine D. Rosen.........       155,000              2.93       13.7188  2/25/10        446,400

--------
(1) Options granted are non-qualified stock options, with the exercise price equal to fair market value of the Company's common stock on the date of the grant except for the options granted to Mr. Chandler when the Company's common stock had a fair market value at the date of grant of $14.9063 per share. All options granted were for Company common stock. To encourage increased ownership, the Stock Plan includes what is commonly referred to as a "reload" feature. Under this arrangement, when options are exercised, payment for the option shares by delivery of shares already owned by the optionee entitles the optionee to a new stock option grant equal to the number of shares delivered. The new option grant has terms equal to the remaining term of the options that were exercised, and the option price is the then current fair market value of the common stock.
(2) The grant date present value of options granted in 2000 was determined using the Black - Scholes option pricing model. The underlying assumptions were as follows:

    Volatility. Volatility for the Company's common stock was calculated using 72 monthly stock prices for all grants except the reload grant to Mr. Watjen in which 68 weekly stock prices were used. The volatility was 23.3% for all grants except the reload grant to Mr. Watjen which had a volatility of 30.9%.

    Risk - Free Rate of Return. Rates of return were based on U.S. Treasury strip rates of return for an investment whose term is equal to the time of exercise of the option (as defined below). The rate for the grants ranged from 6.1% to 6.6%.

    Dividend Payout Rate. The dividend payout rates were determined by dividing the expected annual dividend rate by the exercise price.

    Time of Exercise. The time of exercise was assumed to be 6 years from the date of grant on all grants except for the reload grant to Mr. Watjen in which the time of exercise was assumed to be the time to expiration.
(3) The options granted vest 33 1/3% per year except for the reload grant to Mr. Watjen of 47,137 shares that vested immediately. If a change of control (as defined) occurs, the options vest immediately.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUE

  The following table shows information concerning options for the Company's common stock exercised by the named executive officers during 2000 and the value of unexercised options held by the named executive officers at December 31, 2000:

                                                      Number of Securities        Value of Unexercised
                             Shares                  Underlying Unexercised           In-the-Money
                            Acquired       Value      Options at FY-End(#)        Options at FY-End($)
Name                     on Exercise(#) Realized($) Exercisable/Unexercisable Exercisable/Unexercisable(1)
----                     -------------- ----------- ------------------------- ----------------------------
J. Harold Chandler......          0             0      1,543,548/1,050,000                  0/653,872
Thomas R. Watjen........     73,000       606,973          673,637/327,500        1,864,940/2,631,240
Elaine D. Rosen.........          0             0           91,800/155,000           16,987/2,039,211
F. Dean Copeland........          0             0          173,500/182,500                0/1,315,620
Peter C. Madeja.........          0             0            94,584/31,666                  0/328,905

--------
(1) For all exercisable and unexercisable in-the-money options, the value is calculated as the difference between the fair market value (closing price) of the Company's common stock on December 31, 2000 and the exercise price of the options.

                              PENSION PLAN TABLE

  The following table illustrates the combined estimated annual benefits payable under the UnumProvident Employees Pension Plan and Trust ("the Pension Plan") and the UnumProvident Supplemental Pension Plan (the "Supplemental Plan") upon normal retirement of participants with varying Final Average Earnings (as defined below) and years of Credited Service. The amounts shown are annual payments for the life of a participant who retires at age 65. Specific variations from the table for the named executives are discussed below. As of December 31, 2000, Messrs. Chandler, Copeland, Madeja, and Watjen had 7, 4, 4 and 6 years of benefit service respectively and Ms. Rosen had 25 years of benefit service. If each of the above were to continue his or her employment until age 65, the respective years of benefit service would be 21, 7, 27, 25 and 42 for computing benefits.

                           UnumProvident Corporation
                     Pension Equity Plan - Proxy Statement
                 New Pension Equity Formula on all Service ($)

                               Benefit Service
------------------------------------------------------------------------------
   FAE       10      15      20      25      30      35       40        45
---------  ------- ------- ------- ------- ------- ------- --------- ---------
  500,000   58,000  88,700 120,400 153,300 187,300 218,500   249,800   281,000
  600,000   69,900 106,800 145,100 184,700 225,700 263,300   300,900   338,500
  700,000   81,800 125,000 169,800 216,100 264,000 308,000   352,000   396,000
  800,000   93,700 143,200 194,400 247,500 302,300 352,700   403,100   453,500
  900,000  105,600 161,300 219,100 278,900 340,700 397,400   454,200   511,000
1,000,000  117,400 179,500 243,800 310,300 379,000 442,200   505,300   568,500
1,100,000  129,300 197,700 268,400 341,700 417,300 486,900   556,400   626,000
1,200,000  141,200 215,800 293,100 373,000 455,700 531,600   607,500   683,500
1,300,000  153,100 234,000 317,800 404,400 494,000 576,300   658,700   741,000
1,400,000  165,000 252,200 342,400 435,800 532,300 621,000   709,800   798,500
1,500,000  176,900 270,300 367,100 467,200 570,700 665,800   760,900   856,000
1,600,000  188,800 288,500 391,800 498,600 609,000 710,500   812,000   913,500
1,700,000  200,700 306,700 416,400 530,000 647,300 755,200   863,100   971,000
1,800,000  212,600 324,800 441,100 561,400 685,700 799,900   914,200 1,028,500
1,900,000  224,400 343,000 465,800 592,800 724,000 844,700   965,300 1,086,000
2,000,000  236,300 361,200 490,400 624,200 762,300 889,400 1,016,400 1,143,500

  The above table reflects the amendment and merger of the Unum Lifecycle Plan, the Provident Retirement Plan for Salaried Employees and the Paul Revere Employees Pension Plan to a Pension Equity formula effective 1/1/2000. Retirement Benefits under this plan include a Basic Benefit based upon age at retirement, years of Benefit Service, Final Average Earnings and Social Security Compensation. An additional Supplemental Benefit based on specified factors and also upon each participant's age as of 6/30/1997 for former Unum Plan participants and each participant's age and service as of March 31,2000 for former Paul Revere plan participants is also a part of the benefit formula. The plan also includes certain limited duration minimum benefits based on formulas in effect prior to 1/1/1997 under the former Unum Pension Plan and under the former Paul Revere Pension Plan and former Provident Pension Plan in effect prior to 3/31/2000. "Final Average Earnings" is defined as the average of salary plus annual cash incentive payments for the five years in which earnings were highest within the last 10 years of employment. "Social Security Compensation" means the average of the annual Social Security taxable wage base in effect during the 35 year period ending when the employee reaches Social Security Retirement Age. Accrued benefits are 100 percent vested after 5 years of service. Because the Supplemental Benefit varies based upon age and/or service at either 6/30/97 or 3/31/2000 and by participation in designated prior plans, and Social Security Covered Compensation varies with year of birth, the retirement benefits shown above are averages; benefits for individual executives may be 10 to 15 percent higher or lower than shown.

  The Supplemental Pension Plan provides benefits equal to the difference between what the Pension Plan can pay reflecting the limits imposed by Sections 401(a) and 415 of the Code and what the Pension Plan would otherwise have paid had these limits not existed. All participants in the Pension Plan who terminate or retire after January 1, 2000 and are affected by the limits are eligible to participate in the Supplemental Plan, including Messrs. Chandler, Copeland, Madeja, and Watjen and Ms. Rosen. Effective 1/1/1997, for former Unum plan participants, the Supplemental Plan also pays benefits that would have been paid by the Pension Plan had compensation not been deferred. This provision is effective 1/1/2000 for participants in the former Provident and Paul Revere Pension Plans.

Employment Agreements

  Effective upon the completion of the Merger, the Company entered into a new employment agreement with Mr. Chandler. The employment agreement was amended and restated on November 10, 2000. The agreement will be in effect until June 30, 2005, and will be automatically renewed for additional one-year terms unless prior notice not to renew is given by either Mr. Chandler or the Company.

  The employment agreement reflects the goal of providing Mr. Chandler the opportunity to attain an ownership goal of approximately 1.25% of the Company's outstanding common stock. This goal will be facilitated primarily by the Compensation Committee's consideration of granting options over a ten year period based on performance of the Company and Mr. Chandler.

  Under the terms of the employment agreement, Mr. Chandler receives an annual base salary of at least $900,000. Effective January 1, 2001, Mr. Chandler's salary was increased to $950,000. The employment agreement provides that the annual base salary shall not be reduced after any increase. Mr. Chandler is eligible for an annual bonus with a target level not less than 100% of his annual base salary during the term of the agreement. The agreement also provides for an initial grant of options to acquire 500,000 shares of the Company's common stock immediately following the Merger, which vests ratably over four years and has an exercise price of $55.1799 per share.

  Mr. Chandler is eligible for a retirement benefit equal to 50% (the "replacement percentage") of the average of his base salary and annual bonus for the five years in which such amounts were highest within the last ten years of employment, less any benefit payable pursuant to the Company's defined benefit retirement plans. Such benefits will be paid only if he remains employed until June 30, 2001, or is terminated without cause or for good reason (as such terms are defined in the agreement, a "Qualifying Termination"). After Mr. Chandler reaches age 55, the replacement percentage will increase by 1% per year, up to a maximum of 60%. Upon his death, his surviving spouse will be paid an annual benefit of 75% of the retirement benefit for her life.

  The employment agreement provides for payments upon Mr. Chandler's Qualifying Termination, equal to the greater of:

  (x) three times the sum of the highest annual bonus paid to such executive for any of the three years prior to termination (the "Recent Annual Bonus") plus such executive's annual base salary; and

  (y) base salary plus such executive's Recent Annual Bonus through the remainder of the term,

  plus the present value of the retirement benefit, assuming such executive had accumulated the greater of three additional years of employment and the number of years and portions thereof from the date of termination until the end of the term.

  Upon a Qualifying Termination, all stock options will vest, all restrictions on restricted stock awards will lapse, other equity-based awards will vest and options will remain exercisable for a period of three years (unless otherwise provided) or the earlier expiration of their initial term. The initial option grant will remain exercisable for the remainder of its term. Lifetime medical and dental benefits will be provided to Mr. Chandler and his spouse on the same basis as such benefits are provided to senior executive officers of the Company, but coverage will be secondary, and the aggregate amount of premium payments for such coverage may not exceed $1,000,000. Mr. Chandler will receive this coverage on any termination after age 55.

  If any payments pursuant to the agreement or otherwise would be subject to any excise tax under Section 4999 of the Internal Revenue Code, the Company will provide an additional payment such that the executive retains a net amount equal to the payments he would have retained if such excise tax had not applied.

  Mr. Chandler is subject to a non-competition provision for one year following termination of employment.

  The Company also entered into employment agreements at the time of the Merger with Messrs. Watjen, and Copeland, and Ms. Rosen. The respective agreements for each of these individuals superseded previous agreements with UNUM or the Company regarding the employment and the termination of these executive officers.

  The employment agreements with Mr. Watjen and Ms. Rosen, provide for base salaries of $500,000. Mr. Copeland's base salary is $350,000. Each of these executives is eligible for a target bonus of 75% of base salary. Effective January 1, 2001 the annual base salaries of Messrs. Watjen and Copeland were increased to $600,000 and $380,000, respectively. The employment agreements provide that the annual base salary shall not be reduced after any increase.

  Each executive is entitled to a retirement benefit under the current formula contained in the UNUM Corporation Senior Executive Pension Plan until January 1, 2005, or such later date deemed appropriate by the Compensation Committee of the Company, provided that such benefit will not be less than the benefit each executive had accrued at the completion of the Merger under the Provident Companies, Inc. Supplemental Executive Retirement Plan.

  In the event of termination during employment without cause or for good reason, in the three-year period following the Merger or after any subsequent change in control, each executive will receive an amount equal to three times salary and bonus and three years of pension accrual, and continued welfare benefit coverage for three years; all stock options would vest, all restrictions on restricted stock awards would lapse, other equity-based awards would vest and options would remain exercisable for a period of two years or the earlier expiration of their initial term. Upon termination at any other time without cause or for good reason, each of these executive officers would receive two times salary and bonus and two years of health continuation coverage.

  If any payments pursuant to the agreement or otherwise would be subject to any excise tax under Section 4999 of the Internal Revenue Code, the Company will provide an additional payment such that these individuals retain a net amount equal to the payments each would have retained if such excise tax had not applied.

  In connection with Ms. Rosen's decision to leave the Company to pursue other interests after a transition period, her employment agreement was amended to reflect (i) the change in position to Special Advisor to the Chairman and CEO effective January 1, 2001, which contemplates, among other things, assisting with selected relationships with producers and customers and the development of sales force leadership and management training programs, (ii) a declining work commitment over the transition period from January 1, 2001 to March 1, 2002 along with a commensurate salary adjustment to $366,666 for the 14 month transition period, (iii) no further commitments by the Company to annual or long-term incentive awards after payment of the annual incentive for 2000,
(iv) normal health and welfare benefits during the transition period, (v) severance on departure at the end of the transition period equal to $1,318,500 (with the same amount payable if there is termination during the transition period by the Company without cause or by Ms. Rosen for Good Reason), (vi) outstanding options and other equity-based awards shall terminate on March 1, 2002 unless otherwise provided in the award agreement, and (vii) a non-compete agreement for one and one half years commencing March 1, 2002 and ending September 1, 2003 for which Ms. Rosen would be paid $1,150,000 ratably over the period of the non-compete agreement.

Change in Control Severance Agreements

  The Company offers Change in Control Severance Agreements to certain other of its senior officers as determined by the Board of Directors, acting on the recommendation of the Compensation Committee. The essential provisions of the agreements provide certain benefits in the event the senior officer's employment is terminated by the Company without cause or by the officer for good reason as defined in the plan, within a two year period following a change in control, or in certain circumstances prior to a change in control. The severance benefits include:

  . Payment of two times base salary and bonus (based on higher of pre-change-in-control salary and bonus or current salary and bonus);

  .  Pro rata bonus, assuming achievements of target;

  . Two years additional service credit towards pension benefit accrual, including both qualified and supplemental plans;

  . Continued medical and dental coverage for two years (secondary to coverage obtained from subsequent employer);

  .  Vesting of all equity based awards;

  . Vesting of accrued pension benefits, including both qualified and supplemental retirement plans; and

  .  Payment of all deferred compensation.

  Mr. Madeja is one of the senior officers who has a change in control severance agreement as described above.

                             CERTAIN TRANSACTIONS

  In March 2000, the Company entered into an agreement with Mr. Chandler and his spouse for the purchase of their residence in Chattanooga, Tennessee, as contemplated by his employment agreement. The purchase price of $1,275,000 was based on an appraisal by C. William Haisten, an independent third party real estate appraiser. As approved by the Board of Directors, a related agreement provides for Mr. Chandler's leasing the residence from the Company at an agreed upon market rate on a month-to-month basis.

                         COMPLIANCE WITH SECTION 16(a)

  Under Section 16(a) of the Exchange Act, the Company's directors, officers, and 10% beneficial holders of common stock are required to file with the Securities and Exchange Commission certain forms reporting their beneficial ownership of and transactions in common stock. Based solely upon information provided to the Company by each such person, the Company believes that each of its directors and officers and 10% beneficial owners filed all required reports on a timely basis during the last fiscal year, with the exception of Ms. Rosen, for whom the report of a transaction in her account in the Company's 401-(k) plan was not made in a timely manner.

                              COMPANY PERFORMANCE

  The following graph shows a five year comparison of cumulative total returns for the common stock of the Company (NYSE symbol: UNM), based on UNUM (NYSE symbol: UNM) historical and Provident (NYSE symbol: PVT) historical performance, the S&P Composite Index and the Insurance Index (non-weighted average of "total returns" from the S&P Life Index and the S&P Multi-line Index).
                              [Graph Appears Here]

                    Dec. 95   Dec. 96   Dec. 97   Dec. 98   Dec. 99   Dec. 00
                    -------   -------   -------   -------   -------   -------
UnumProvident (UNM)  100.00    133.72    204.00    221.60    123.39    106.13
S&P 500              100.00    122.96    163.98    210.85    255.21    231.98
Life Index           100.00    124.50    172.79    186.38    198.86    253.03
PVT                  100.00    145.58    234.59    254.88    146.05    125.75

                              SECURITY OWNERSHIP

  The following table sets forth the information regarding the beneficial ownership of the common stock of the Company, as of March 12, 2001, by each director, nominee, and named executive officer, and by all directors, nominees, and executive officers as a group. The total number of shares beneficially owned by each person include those which are deemed to be beneficially owned under applicable Securities and Exchange Commission regulations. Unless otherwise indicated, the person indicated holds sole voting and disposition power.

                                             Shares
                                       Beneficially Owned    Deferred
                             Shares    Subject to Options  Share Rights  Total Shares
                          Beneficially Exercisable as of        or       Beneficially % of Company
Name                         Owned        May 10, 2001    Phantom Shares    Owned     Common Stock
----                      ------------ ------------------ -------------- ------------ ------------
J. Harold Chan-
 dler(1)(2).............      916,605      1,766,298          89,823       2,772,726      1.10
William L. Armstrong....       31,771         16,279               0          48,050         *
Ronald E. Goldsber-
 ry(3)..................       11,600         25,533          11,543          48,676         *
Hugh O. Maclellan,
 Jr.(4).................   22,249,432         14,454               0      22,263,886      9.22
A.S. (Pat) MacMil-
 lan(4).................          658          8,906               0           9,564         *
George J. Mitch-
 ell(3)(5)..............        1,000         16,333           9,426          26,759         *
Cynthia A. Montgom-
 ery(3)(6)..............        7,200         27,533           7,486          42,219         *
James L. Moody, Jr.(3)..       16,000         21,533           2,123          39,656         *
C. William Pollard(5)...       16,397              0           7,870          24,267         *
Lawrence R. Pugh(3).....        8,000         25,533          13,678          47,211         *
Lois Dickson Rice(3)....          600         23,533           2,202          26,335         *
John W. Rowe(3)(7)......        8,500         21,533           4,245          34,278         *
Burton E. Sorensen(5)...       40,850          4,380           5,036          50,266         *
Thomas R.
 Watjen(1)(2)(8)........      258,921        739,637          10,166         998,558         *
Elaine D. Rosen(1)......       21,996         40,650               0          62,616         *
F. Dean Cope-
 land(1)(2)(8)..........       56,125        206,500           9,924         272,549         *
Peter C. Madeja(1)(2)...       17,855        102,834             813          85,002         *
All directors and execu-
 tive officers as a
 group(1)(2)(3)(5)(9)...   23,756,707      3,372,904         180,860      27,263,775     11.15

--------
*Denotes less than one percent
(1) Shares owned by Messrs. Chandler, Watjen, Copeland and Madeja and Ms. Rosen and the executive officers as a group include shares owned in the Company's 401(k) plan and the Company's Employee Stock Purchase Plan.
(2) Includes number of shares of phantom Company common stock representing performance shares awarded under the Performance Share Plan of the Amended and Restated Annual Management Incentive Compensation Plan. These performance shares represent deferred compensation based on the value of the market price of the Company common stock at the time the compensation is earned. The performance shares include both shares awarded and shares resulting from the gross-up described in the plan ("premium shares"). The performance shares cannot be converted into stock for a period of three years after grant, unless (with respect to the awarded shares only) the participant terminates employment with the Company. As a result of the merger with UNUM, a change in control occurred under the terms of the MICP and premium shares, which were granted prior to the merger and previously subject to forfeiture for a period of three years, vested.
(3) Includes number of shares of phantom Company common stock credited to the non-employee directors' accounts under the former UNUM Director Deferred Compensation Plan.
(4) Information concerning the nature of the ownership of the securities listed here may be found in the section of this Proxy Statement entitled "Beneficial Ownership of Company Securities." Information concerning shares for which ownership is disclaimed may also be found in that section.

(5) Includes number of shares of phantom Company common stock representing deferred share rights awarded under the Company's Non-Employee Director Compensation Plan of 1998.
(6) Includes 7,200 shares jointly owned with her spouse.
(7) Includes 7,000 shares held by Mr. Rowe's spouse and 500 shares held by Mr. Rowe's child.
(8) Includes 100,000 shares and 30,000 shares of restricted stock granted to Messrs. Watjen and Copeland respectively, on 2/8/01 which vest the earlier of normal retirement or ratably in the 3rd, 4th and 5th years following the grant date.
(9) Includes shares owned jointly or separately by spouses and minor children of all directors and executive officers as a group.

                 BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK

  Beneficial Ownership of Company Common Stock. Detailed information about the security ownership of beneficial owners of more than 5% of the Company's common stock is set forth below including beneficial ownership based on sole voting and shared voting power and investment (dispositive) power. Due to the shared voting and investment power relating to a large portion of the Company common stock, there is significant duplication in the reported beneficial ownership. This results from ownership by certain members of the Maclellan family and trusts and foundations established by them or for their benefit.

  The Company does not know of any other person that is a beneficial owner of more than five percent (5%) of Company common stock. Information is given as of March 12, 2001, unless otherwise indicated.

                  Beneficial Ownership Based on Voting Power

                                                     Amount          Percent of
                                                  Beneficially        Company
                                                   Owned (1)        Common Stock
Name and Address of Beneficial Owner             (Voting Power)     Outstanding
------------------------------------             --------------     ------------
Hugh O. Maclellan, Jr.
 Chattanooga, Tennessee.........................   22,249,432(2)(3)     9.22
FMR Corp. ......................................   17,716,532(4)        7.35
The Maclellan Foundation, Inc.
 Chattanooga, Tennessee.........................   13,326,704(2)        5.52

--------
(1) Beneficial ownership of securities is disclosed according to Rule 13d-3 of the Securities Exchange Act of 1934.
(2) Hugh O. Maclellan, Jr. is a trustee of The Maclellan Foundation, Inc. (the "Maclellan Foundation"). Hugh O. Maclellan, Jr. held a revocable proxy to vote the shares of Company common stock held by the Maclellan Foundation. Accordingly, shares owned by the Maclellan Foundation have been included among those listed for Hugh O. Maclellan, Jr. The Maclellan Foundation is a charitable organization treated as a private foundation for federal income tax purposes.
(3) Hugh O. Maclellan, Jr. had the power to vote the following shares of Company common stock:

   Sole Voting Power................................  2,970,471 shares  -- 1.23%
   Shared Voting Power.............................. 19,278,961 shares  -- 7.99%
                                                     -----------------     ----
     Total.......................................... 22,249,432 shares  -- 9.22%
                                                     =================     ====

    Totals listed above, and in the "Beneficial Ownership Based on Investment Power" table below, do not include 62,143 shares of Company common stock voted solely by his spouse, Nancy B. Maclellan, of which beneficial ownership is disclaimed. Also totals do not include options to purchase 14,454 shares of Company common stock, all of which are exercisable on or before May 11, 2001.

(4) This information is based on the Schedule 13G dated February 14, 2001, filed with the Securities and Exchange Commission by FMR Corp., reflecting ownership as of December 31, 2000. The number of shares listed includes ownership by various subsidiaries, including Fidelity Management and Research Company, a registered investment adviser and wholly-owned subsidiary of FMR Corp., which is the beneficial owner of 13,482,135 shares or 5.597% of the Company's common stock as a result of acting as an investment adviser to various investment companies. According to the Schedule 13G, Edward C. Johnson III and Abigail P. Johnson and members of the Johnson family may be deemed to control FMR Corp.

                Beneficial Ownership Based on Investment Power

                                                                     Percent of
                                             Amount Beneficially      Company
                                                  Owned (1)         Common Stock
Name and Address of Beneficial Owner         (Investment Power)     Outstanding
------------------------------------         -------------------    ------------
The Maclellan Foundation, Inc.
 Chattanooga, Tennessee.....................     13,326,704(2)          5.52
Hugh O. Maclellan, Jr.
 Chattanooga, Tennessee.....................     22,249,432(2)(3)       9.22
Kathrina H. Maclellan
 Lookout Mountain, Tennessee................     20,804,345(2)(4)       8.62
Charlotte M. Heffner (Mrs. Richard L. Heff-
 ner)
 Atlanta, Georgia...........................     18,243,986(2)(5)       7.56
Robert H. Maclellan
 Lookout Mountain, Tennessee................     15,075,520(2)(6)       6.24
Dudley Porter, Jr. (retired officer of the
 Company)
 Chattanooga, Tennessee.....................     13,329,421(2)(7)       5.52
Frank A. Brock
 Lookout Mountain, Tennessee................     13,974,462(2)(8)       5.79
G. Richard Hostetter
 Chattanooga, Tennessee.....................     13,331,704(2)(9)       5.52
A. S. (Pat) MacMillan, Jr.
 Atlanta, Georgia...........................     13,327,362(2)(10)      5.52
Ronald W. Blue
 Atlanta, Georgia...........................     13,326,704(2)(11)      5.52

--------
(1) Beneficial ownership of securities is listed according to Rule 13d-3 of the Securities Exchange Act of 1934. If shares beneficially owned by more than one person were shown as beneficially owned by only one person, then the total number of shares owned by Hugh O. Maclellan, Jr., Kathrina H. Maclellan, Charlotte M. Heffner, Robert H. Maclellan, Dudley Porter, Jr., Frank A. Brock, G. Richard Hostetter, A. S. (Pat) MacMillan, Jr. and Ronald W. Blue (with respect to the Maclellan family only) would have been equal to 28,856,157 shares of Company common stock (11.95%).
(2) The 13,326,704 shares of Company common stock owned by the Maclellan Foundation also have been included among those listed for Hugh O. Maclellan, Jr., Kathrina H. Maclellan, Charlotte M. Heffner, Robert H. Maclellan, Dudley Porter, Jr., Frank A. Brock, G. Richard Hostetter, A. S.
    (Pat) MacMillan, Jr. and Ronald W. Blue, trustees of the Maclellan Foundation, all of whom share investment power with respect to these shares.
(3) Hugh O. Maclellan, Jr. had the power to invest the following shares of Company common stock:

   Sole Investment Power............................  1,610,064 shares  -- 0.67%
   Shared Investment Power.......................... 20,639,368 shares  -- 8.55%
                                                     -----------------     ----
     Total.......................................... 22,249,432 shares  -- 9.22%
                                                     =================     ====

     These shares listed above as beneficially owned by Mr. Maclellan based upon investment power include the 13,326,704 shares of Company common stock owned by the Maclellan Foundation. Totals listed above do not include 62,143 shares of Company common stock for which his spouse, Nancy B. Maclellan, had sole investment power, and for which beneficial ownership is disclaimed. Also, totals do not include options to purchase 14,454 shares of Company common stock, all of which are exercisable on or before May 11, 2001.

(4) Kathrina H. Maclellan had the power to invest the following shares of Company common stock:

   Sole Investment Power............................  1,854,294 shares  -- 0.77%
   Shared Investment Power.......................... 18,950,051 shares  -- 7.85%
                                                     -----------------     ----
   Total............................................ 20,804,345 shares  -- 8.62%
                                                     =================     ====

     These shares listed above as beneficially owned by Mrs. Maclellan based upon investment power include the 13,326,704 shares of Company common stock owned by the Maclellan Foundation.

(5) Charlotte M. Heffner had the power to invest the following shares of Company common stock:

   Sole Investment Power............................    668,234 shares  -- 0.28%
   Shared Investment Power.......................... 17,575,752 shares  -- 7.28%
                                                     -----------------     ----
   Total............................................ 18,243,986 shares  -- 7.56%
                                                     =================     ====

    These shares listed above as beneficially owned by Mrs. Heffner based upon investment power include the 13,326,704 shares of Company common stock owned by the Maclellan Foundation for which Mrs. Heffner had shared investment power. Totals listed above do not include 47,933 shares of Company common stock for which her spouse, Richard L. Heffner had sole investment power, and for which beneficial ownership is disclaimed. Also, totals do not include options to purchase 7,811 shares of Company common stock, all of which are exercisable on or before May 11, 2001.

(6) Robert H. Maclellan had the power to invest the following shares of Company common stock:

   Sole Investment Power............................    244,416 shares  -- 0.10%
   Shared Investment Power.......................... 14,831,104 shares  -- 6.14%
                                                     -----------------     ----
     Total.......................................... 15,075,520 shares  -- 6.24%
                                                     =================     ====

     These shares listed above as beneficially owned by Mr. Maclellan based upon investment power include the 13,326,704 shares of Company common stock owned by the Maclellan Foundation for which Mr. Maclellan had shared investment power.

(7) Dudley Porter, Jr. had the power to invest the following shares of Company common stock:

   Sole Investment Power............................      2,717 shares  -- 0.00%
   Shared Investment Power.......................... 13,326,704 shares  -- 5.52%
                                                     -----------------     ----
     Total.......................................... 13,329,421 shares  -- 5.52%
                                                     =================     ====

     These shares listed above as beneficially owned by Mr. Porter based upon investment power include 13,326,704 shares of Company common stock owned by The Maclellan Foundation.

(8) Frank A. Brock had the power to invest the following shares of Company common stock:

   Sole Investment Power............................      1,408 shares  -- 0.00%
   Shared Investment Power.......................... 13,973,054 shares  -- 5.79%
                                                     -----------------     ----
     Total.......................................... 13,974,462 shares  -- 5.79%
                                                     =================     ====

     These shares listed above as beneficially owned by Mr. Brock based upon investment power include 13,326,704 shares of Company common stock owned by The Maclellan Foundation.

(9) G. Richard Hostetter had the power to invest the following shares of Company common stock:

   Sole Investment Power............................      5,000 shares  -- 0.00%
   Shared Investment Power.......................... 13,326,704 shares  -- 5.52%
                                                     -----------------     ----
     Total.......................................... 13,331,704 shares  -- 5.52%
                                                     =================     ====

     These shares listed above as beneficially owned by Mr. Hostetter based upon investment power include 13,326,704 shares of Company common stock owned by The Maclellan Foundation.

(10) A. S. (Pat) MacMillan, Jr. had the power to invest the following shares of Company common stock:

   Sole Investment Power............................        658 shares  -- 0.00%
   Shared Investment Power.......................... 13,326,704 shares  -- 5.52%
                                                     -----------------     ----
     Total.......................................... 13,327,362 shares  -- 5.52%
                                                     =================     ====

     These shares listed above as beneficially owned by Mr. MacMillan based upon investment power include 13,326,704 shares of Company common stock owned by The Maclellan Foundation.

(11) Ronald W. Blue had the power to invest the following shares of Company common stock:

   Sole Investment Power............................        -0- shares  -- 0.00%
   Shared Investment Power.......................... 13,326,704 shares  -- 5.52%
                                                     -----------------     ----
     Total.......................................... 13,326,704 shares  -- 5.52%
                                                     =================     ====

     These shares listed above as beneficially owned by Mr. Blue based upon investment power include 13,326,704 shares of Company common stock owned by The Maclellan Foundation.

                             INDEPENDENT AUDITORS

  The Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the current fiscal year. Fees for the last fiscal year were annual audit $1,874,053, audit related services $908,419 and all other non-audit services $1,757,496. Representatives of the Company's independent auditors, Ernst & Young LLP, are expected to be present at the annual meeting to respond to appropriate questions and to make a statement if they so desire.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be presented at the 2002 Annual Meeting of the Company stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 must be received by the Secretary not later than December 14, 2001, in order to be included in the proxy materials sent by management of the Company.

                                                                     Appendix A

                           UNUMPROVIDENT CORPORATION

                            AUDIT COMMITTEE CHARTER

I.PURPOSE

  The Audit Committee is a committee of the Board of Directors. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities to shareholders, potential shareholders, and the investment community. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels.

  While the Audit Committee has the powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountant.

  The Audit Committee's primary duties and responsibilities are to:

  . Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

  . Review and appraise the audit efforts of the Company's independent accountants and internal auditing department.

  . Monitor the compliance by the Company with legal and regulatory requirements.

  . Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

  .  Evaluate the independence of the independent accountants.

  The Audit Committee will fulfill these responsibilities by carrying out the activities and processes enumerated in the following sections of this Charter. In doing so, the Committee has full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts considered necessary in discharging its oversight role.

II.COMPOSITION

  The Audit Committee shall be comprised of at least three directors as determined by the Board, each of whom shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. These individuals will at a minimum meet the definition of independence adopted by the New York Stock Exchange. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

  The members of the Committee shall be appointed by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.MEETINGS

  The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee shall meet as often as needed, but at least once per year, with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately.

IV.RESPONSIBILITIES AND DUTIES

  To fulfill its responsibilities and duties the Audit Committee shall:

                           Documents/Reports Review

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review the Company's annual financial statements and any reports or other significant financial information including any certification, report, opinion, or review rendered by the independent accountants.

3. Review the scope of internal audit's plan for the year and receive a summary of major findings by the internal auditing department and management's response for addressing the conditions reported.

4. Review the interim financial information with management and the independent accountants prior to filing the quarterly report on Form 10-Q.

5. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

6. Disclose this Charter in the proxy statement at least every three years or after significant amendment.

                            Independent Accountants

7. Recommend to the Board of Directors the selection of the independent accountants and review the planning and staffing for the annual audit. Approve the fees and other compensation to be paid to the independent accountants.

8. On an annual basis, obtain from the independent accountants the written disclosures that delineates all significant relationships the accountants have with the Company as required by Independence Standards Board No. 1 and discuss with the independent accountants their independence. Also, on an annual basis, obtain from the independent accountants the written disclosure of audit and other fees for professional services rendered for the most recent fiscal year and consider the compatibility of non-audit services with the accountant's independence.

9. Discuss with the independent accountants the matters required to be discussed by Statement of Auditing Standards No. 61 and other professional standards.

10. Review the performance of the independent accountants and approve any replacement of the independent accountants when circumstances warrant.

11. Periodically consult with the independent accountants in executive session to discuss internal controls and the fullness and accuracy of the organization's financial statements.

12. Following completion of the annual audit, review separately with the independent accountants, management and internal audit any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

13. Review any significant recommendations in the management letter provided by the accountants and the Company's response to the letter.

                         Financial Reporting Processes

14. In consultation with the independent accountants and the internal auditors, review the integrity of the Company's financial reporting processes, both internal and external.

15. Discuss with the independent accountants their judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

16. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

17. If deemed appropriate after review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K.

                              Process Improvement

18. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

                         Ethical and Legal Compliance

19. Review annually the Company's Statement of Business Practice (includes Code of Conduct, Conflict of Interest, and Confidentialities/Disclosure policies) and ensure that management has established a system to enforce this statement.

20. Review, with the Company's General Counsel, legal compliance matters that may have a material impact on the financial statements, the Company's compliance policies, and any material reports or inquiries received from regulators or governmental agencies.

21. Review the appointment and replacement of the senior internal audit executive.

22. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                                                     Appendix B

                           UNUMPROVIDENT CORPORATION
                              STOCK PLAN OF 1999

                                   ARTICLE I
                                    Purpose

  1.1 General. The purpose of the UnumProvident Stock Plan of 1999 (the "Plan") is to promote the success and enhance the value of UnumProvident Corporation (the "Corporation"), by linking the personal interests of its employees, officers, producers and directors to those of Corporation stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Corporation in its ability to motivate, attract, and retain the services of employees, officers, producers and directors upon whose judgment, interest, and special effort the successful conduct of the Corporation's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, producers and directors.

                                   ARTICLE 2
                                Effective Date

  2.1 Effective Date. The Plan was effective as of January 1, 1999, and has most recently been amended by the Board on February 8, 2001.

                                   ARTICLE 3
                                  Definitions

  3.1 Definitions. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

  (a) "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, or Dividend Equivalent Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

  (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

  (c)  "Board" means the Board of Directors of the Corporation.

  (d) "Change in Control" means and includes the occurrence of any of the following events:

  "Change in Control" means and includes any of the following events:

    (i) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director and whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board
        (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Act) ("Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of any "person" (as such term is defined in Section 3(a)(9) of the Act and as used in Sections 13(d)(3) and 14(d)(2) of the Act) other than the Board ("Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election or Contest or Proxy Contest, shall be deemed an Incumbent Director;

    (ii) any person is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control of the Company by virtue of any of the following acquisitions: (A) by the Company of any subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (C) by an underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph
          (iii)), or (E) a transaction (other than one described in (iii) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors approve a resolution providing expressly that the acquisition pursuant to this clause (E) does not constitute a Change in Control of the Company under this paragraph
          (ii);

    (iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Reorganization"), or sale or other disposition of all or substantially all of the Company's assets to an entity that is not an affiliate of the Company (a "Sale"), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and
          (C) above shall be deemed to be a "Non-Qualifying Transaction");
          or

    (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

  Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

  (e)"Code" means the Internal Revenue Code of 1986, as amended from time to time.

  (f)"Committee" means the committee of the Board described in Article 4.

  (g)"Corporation" means UnumProvident Corporation, a Delaware corporation.

  (h)"Covered Employee" means a covered employee as defined in Code Section 162(m)(3).

  (i)"Disability" means any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Corporation, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in
      Section 22(e)(3) of the Code.

  (j)"Dividend Equivalent" means a right granted to a Participant under
      Article 11.

  (k)"Effective Date" has the meaning assigned such term in Section 2.1.

  (l)"Fair Market Value", on any date, means (i) if the Common Stock is listed on a securities exchange or traded over the Nasdaq National Market, the average of the high and low market prices reported in The Wall Street Journal at which a Share of Common Stock shall have been sold on such day or on the next preceding trading day if such date was not a trading day, or (ii) if the Common Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

  (m)"Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

  (n)"Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.

  (o)"Option" means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

  (p)"Parent" means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Corporation. Notwithstanding the above, with respect to Incentive Stock Options, the term shall have the same meaning as set forth in Section 424(e) of the Code.

  (q)"Participant" means a person who, as an employee, officer, Producer or director of the Corporation or any Parent or Subsidiary, has been granted an Award under the Plan.

  (r)"Plan" means the UnumProvident Corporation Stock Plan of 1999, as amended from time to time.

  (s)"Producer" means a producer of insurance business for the benefit of the Corporation or its subsidiaries. For purposes of this Plan, Producers are deemed to be consultants of the Corporation or its Parent or Subsidiaries.

  (t)"Restricted Stock Award" means Stock granted to a Participant under
      Article 10 that is subject to certain restrictions and to risk of forfeiture.

  (u)"Retirement" means a Participant's voluntary termination of employment with the Corporation, Parent or Subsidiary at or after age 65 or after attaining age 55 with at least 15 years of service with the Corporation or a Parent or Subsidiary or with an entity that has been acquired by the Corporation or a Parent or Subsidiary, or with the approval of the Committee.

  (v)"Stock" means the $.10 par value common stock of the Corporation and such other securities of the Corporation as may be substituted for Stock pursuant to Article 12.

  (w)"Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

  (x)"Subsidiary" means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation. Notwithstanding the above, with respect to Incentive Stock Options, the term shall have the meaning set forth in Section 424(f) of the Code.

  (y)"1933 Act" means the Securities Act of 1933, as amended from time to time.

  (z)"1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

                                   ARTICLE 4
                                Administration

  4.1 Committee. The Plan shall be administered by a committee (the "Committee") appointed by the Board (which Committee shall consist of two or more directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that the directors appointed to serve on the Committee shall be "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and "outside directors" (within the meaning of Code Section 162(m) and the regulations thereunder) to the extent that Rule 16b-3 and, if necessary for relief from the limitation under Code Section 162(m) and such relief is sought by the Corporation, Code
Section 162(m), respectively, are applicable. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

  4.2 Action By The Committee. For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Corporation or any Parent or Subsidiary, the Corporation's independent certified public accountants, or any executive compensation consultant or other professional retained by the Corporation to assist in the administration of the Plan.

  4.3 Authority Of Committee. Except as provided below the Committee has the exclusive power, authority and discretion to:

  (a) Designate Participants;

  (b) Determine the type or types of Awards to be granted to each Participant;

  (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

  (d) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule or lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

  (e) Accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

  (f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

  (g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

  (h) Decide all other matters that must be determined in connection with an Award;

  (i) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

  (j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

  (k) Amend the Plan or any Award Agreement as provided herein; and

  (l) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Corporation or any Parent or Subsidiary may operate, in order to assure the viability of the benefits of Awards granted to Participants located in such other jurisdiction and to meet the objectives of the Plan.

  Notwithstanding the above, the Board or the Committee may expressly delegate to a special committee consisting of one or more directors who are also officers of the Corporation some or all of the Committee's authority under subsections (a) through (g) above with respect to those eligible Participants who, at the time of the grant are not, and are not anticipated to become, either (i) Covered Employees or (ii) persons subject to the insider trading rules of Section 16 of the 1934 Act. Further, the Committee may delegate its general administrative duties under the Plan to an officer or employee or committee of officers or employees of the Company.

  4.4. Decisions Binding. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. No member of the Committee shall be liable for any act done in good faith.

                                   ARTICLE 5
                          Shares Subject To The Plan

  5.1. Number Of Shares. The aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right) shall be 17,500,000 of which not more than twenty percent (20%) may be granted as Awards of Restricted Stock or unrestricted Stock Awards, and not more than ten percent (10%) shall be granted in the form of Incentive Stock Options.

  5.2. Lapsed Awards and Shares Withheld or Tendered. To the extent that an Award is canceled, terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of Awards under the Plan. Shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan. Shares of Stock that are surrendered or withheld from any Award to satisfy a Participant's income tax withholding obligations, or shares of Stock owned by a Participant that are tendered to pay the exercise price of Options granted under the Plan will be available for the grant of Awards under the Plan. Stock delivered by the Corporation, any shares of stock with respect to which Awards are made by the Corporation and any shares of Common Stock with respect to which the Corporation becomes obligated to make Awards, through the assumption of, or in substitution for, the outstanding awards previously granted by a acquired entity, shall not be counted against the shares available for Awards under this Plan.

  5.3. Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

  5.4. Limitation On Awards. Notwithstanding any provision in the Plan to the contrary, but subject to adjustment as provided in Section 12.4, the maximum number of shares of Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 1,000,000. The maximum Fair Market Value (measured as of the date of grant) of any Awards other than Options and SARs that may be received by any one Participant (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $10,000,000.

                                   ARTICLE 6
                                  Eligibility

  6.1. General. Awards may be granted only to individuals who are employees, officers, Producers or directors of the Corporation or a Parent or Subsidiary.

                                   ARTICLE 7
                                 Stock Options

  7.1. General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

  (a) Exercise Price. The exercise price per share of Stock under an Option shall be determined by the Committee, provided that the exercise price for any Option shall not be less than the Fair Market Value as of the date of the grant.

  (b) Time And Conditions Of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee may waive any exercise provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable or vested at an earlier date.

  (c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants; provided, however, that if shares of Stock are used to pay the exercise price of an Option, such shares must have been held by the Participant for at least six months. When shares of Stock are delivered, such delivery may be by attestation of ownership or actual delivery of one or more certificates. Failure by the Committee to specify methods by which the exercise price of an Option may be paid or the form of payment shall be deemed to express the Committee's determination that all methods and forms of payment under the Plan are permitted for that Option.

  (d) Evidence Of Grant. All Options shall be evidenced by a written Award Agreement between the Corporation and the Participant. The Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

  (e) Additional Options Upon Exercise. The Committee may, in its sole discretion, provide in an Award Agreement, or in an amendment thereto, for the automatic grant of a new Option to any Participant who delivers shares of Stock as full or partial payment of the exercise price of the original Option. Any new Option granted in such a case (i) shall be for the same number of shares of Stock as the Participant delivered in exercising the original Option, (ii) shall have an exercise price of 100% of the Fair Market Value of the surrendered shares of Stock on the date of exercise of the original Option (the grant date for the new Option), and (iii) shall have a term equal to the unexpired term of the original Option.

  (f) Exercise Term. In no event may an Option be exercisable for more than ten years from the date of its grant.

  7.2. Incentive Stock Options. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

  (a) Exercise Price. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value as of the date of the grant.

  (b) Exercise. In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

  (c) Lapse Of Option. An Incentive Stock Option shall lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in paragraphs (3), (4) and (5) below, provide in writing that the Option will extend until a later date, but if the Option is exercised after the dates specified in paragraphs (3),
      (4) and (5) below, it will automatically become a Non-Qualified Stock
      Option:

    (1) The Incentive Stock Option shall lapse as of the option expiration date set forth in the Award Agreement.

    (2) The Incentive Stock Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

    (3) If the Participant terminates employment for any reason other than as provided in paragraph (4) or (5) below, the Incentive Stock Option shall lapse, unless it is previously exercised, three months after the Participant's termination of employment; provided, however, that if the Participant's employment is terminated by the Corporation for cause (as determined by the Corporation), the Incentive Stock Option shall (to the extent not previously exercised) lapse immediately.

    (4) If the Participant terminates employment by reason of his Disability, the Incentive Stock Option shall lapse, unless it is previously exercised, one year after the Participant's termination of employment.

    (5) If the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses, the Option shall lapse one year after the Participant's death. Upon the Participant's death, any exercisable Incentive Stock Options may be exercised by the Participant's beneficiary, determined in accordance with Section 11.6.

  Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 11, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the Participant's termination of employment.

  (d) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

  (e) Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five years after the date of grant.

  (f) Expiration Of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

  (g) Right To Exercise. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant's Disability, by the Participant's guardian or legal representative.

  (h) Directors. The Committee may not grant an Incentive Stock Option to a non-employee director. The Committee may grant an Incentive Stock Option to a director who is also an employee of the Corporation or Parent or Subsidiary but only in that individual's position as an employee and not as a director.

                                   ARTICLE 8
                           Stock Appreciation Rights

  8.1. Grant of SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

  (a) Right To Payment. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

    (1) The Fair Market Value of one share of Stock on the date of exercise; over

    (2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the date of grant.

  (b) Other Terms. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.

                                   ARTICLE 9
                            Restricted Stock Awards

  9.1. Grant Of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

  9.2. Issuance And Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

  9.3. Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

  9.4. Certificates For Restricted Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

                                  ARTICLE 10
                             Dividend Equivalents

  10.1 Grant Of Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Stock subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Stock, or otherwise reinvested.

                                  ARTICLE 11
                        Provisions Applicable To Awards

  11.1. Stand-alone, Tandem, And Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

  11.2. Term Of Award. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant (or, if Section 7.2(e) applies, five years from the date of its grant).

  11.3. Form Of Payment For Awards. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Corporation or a Parent or Subsidiary on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

  11.4. Limits On Transfer. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Corporation or a Parent or Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Corporation or a Parent or Subsidiary. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

  11.5 Beneficiaries. Notwithstanding Section 11.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant's estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

  11.6. Stock Certificates. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

  11.7 Acceleration Upon Death, Disability Or Retirement. Notwithstanding any other provision in the Plan or any Participant's Award Agreement to the contrary, upon the Participant's death or Disability during his employment or service as a producer or director or upon the Participant's Retirement, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

  11.8. Acceleration Upon A Change In Control. Except as otherwise provided in the Award Agreement, upon the occurrence of a Change in Control, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse; provided, however that such acceleration will not occur if, in the opinion of the Corporation's accountants, such acceleration would preclude the use of "pooling of interest" accounting treatment for a Change in Control transaction that (a) would otherwise qualify for such accounting treatment, and (b) is contingent upon qualifying for such accounting treatment. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in
Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

  11.9. Acceleration Upon Certain Events Not Constituting A Change In Control. In the event of the occurrence of any circumstance, transaction or event not constituting a Change in Control (as defined in Section 3.1) but which the Board of Directors deems to be, or to be reasonably likely to lead to, an effective change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the 1934 Act, the Committee may in its sole discretion declare all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised to be fully exercisable, and/or all restrictions on all outstanding Awards to have lapsed, in each case, as of such date as the Committee may, in its sole discretion, declare, which may be on or before the consummation of such transaction or event. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in
Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

  11.10. Acceleration For Any Other Reason. Regardless of whether an event has occurred as described in Section 11.8 or 11.9 above, the Committee may in its sole discretion at any time determine that all or a portion of a Participant's Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 11.10.

  11.11 Effect Of Acceleration. If an Award is accelerated under Section 11.8 or 11.9, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to the transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, or (iv) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

  11.12. Performance Goals. The Committee may determine that any Award granted pursuant to this Plan to a Participant (including, but not limited to, Participants who are Covered Employees) shall be determined solely on the basis of (a) the achievement by the Corporation, or an individual or a business unit of the Corporation or a Parent or Subsidiary, of a specified target with respect to, or target growth in, any of the following areas: (i) return on equity or on assets, (ii) overall or selected premium or sales growth, (iii) revenues, net income or earnings per share, (iv) expense efficiency ratios (ratio of expenses to premium income), (v) customer service measures or indices, (vi) underwriting efficiency and/or quality, (vii) market share, or (vii) persistency factors, or (b) the Corporation's or a Parent's or Subsidiary's stock performance, or (c) any combination of the goals set forth in any of (a) or (b) above. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code
Section 162(m) or the regulations thereunder) and the Committee has the right for any reason to reduce (but not increase) the Award, notwithstanding the achievement of a specified goal. Any payment of an Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

  11.13. Termination Of Employment. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur in a circumstance in which a Participant transfers from the Corporation to one of its Parents or Subsidiaries, transfers from a Parent or Subsidiary to the Corporation, or transfers from one Parent or Subsidiary to another Parent or Subsidiary or in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant's employer from the Corporation or any Parent or Subsidiary. To the extent that this provision causes the Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Corporation, a Parent or Subsidiary for purposes of Section 424(f) of the Code, the Options held by such Participant shall be deemed to be Non-Qualified Stock Options.

                                  ARTICLE 12
                         Changes In Capital Structure

  12.1. General. In the event of a corporate transaction involving the Corporation (including without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation split-up, spin-off, combination or exchange of shares) the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards, adjustment of the exercise price of outstanding Awards; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event a stock dividend or stock split is declared upon the Stock, the authorization limits under Section 5.1 and 5.4 shall be increased proportionately ,and the shares of Stock then subject to each Award shall be increased proportionately without any change in the aggregate purchase price therefor.

                                  ARTICLE 13
                    Amendment, Modification And Termination

  13.1. Amendment, Modification And Termination. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Corporation if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

  13.2 Awards Previously Granted. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however, that subject to the terms of the applicable Award Agreement such amendment, modification or termination shall not, without the Participant's consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination; and provided further that, the original term of any Option may not be extended and, except as otherwise provided in the anti-dilution provision of the Plan, the exercise price of any Option may not be reduced. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.

                                  ARTICLE 14
                              General Provisions

  14.1. No Rights To Awards. No Participant or employee, officer, producer or director shall have any claim to be granted any Award under the Plan, and neither the Corporation nor the Committee is obligated to treat Participants or eligible participants uniformly.

  14.2. No Stockholder Rights. No Award gives the Participant any of the rights of a stockholder of the Corporation unless and until shares of Stock are in fact issued to such person in connection with such Award.

  14.3. Withholding. The Corporation or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award shares of Stock having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

  14.4. No Right To Continued Service. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Corporation or any Parent or Subsidiary to terminate any Participant's employment or status as an officer, Producer or director at any time, nor confer upon any Participant any right to continue as an employee, officer, Producer or director of the Corporation or any Parent or Subsidiary.

  14.5. Unfunded Status Of Awards. The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Corporation or any Parent or Subsidiary.

  14.6. Relationship To Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Corporation or any Parent or Subsidiary unless provided otherwise in such other plan.

  14.7. Expenses. The expenses of administering the Plan shall be borne by the Corporation and its Parents or Subsidiaries.

  14.8. Titles And Headings. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

  14.9. Gender And Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

  14.10. Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

  14.11. Government and other Regulations. The obligation of the Corporation to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Corporation shall be under no obligation to register under the 1933 Act, or any state securities act, any of the shares of Stock issued in connection with the Plan. The shares issued in connection with the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Corporation may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

  14.12. Governing Law. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Tennessee.

  14.13. Additional Provisions. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan.

  The foregoing is hereby acknowledged as being the UnumProvident Corporation, 1999 Stock Plan as adopted and amended by the Compensation Committee of the Board of Directors of the Corporation on February 8, 2001, and approved by the stockholders of the Corporation on May 10, 2001.

                                     UNUMPROVIDENT CORPORATION

                                          By:

                                          Its:

[X] Please mark your
    votes as in this
    example.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2 BELOW. IF OTHER BUSINESS IS PROPERLY BROUGHT BEFORE THE MEETING, THE PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

                 FOR    WITHHELD                       FOR   AGAINST   ABSTAIN

1. Election of   [ ]      [ ]       2. Approval of     [ ]     [ ]       [ ]
   Directors.                          Amendment to the
   (See                                Stock Plan of
   Reverse)                            1999.


______________________________________
(Except Nominee(s) written above)


                                      PLEASE SIGN THIS PROXY EXACTLY AS YOUR
                                      NAME OR NAMES APPEAR HEREON. IF STOCK I S
                                      HELD JOINTLY, SIGNATURES SHOULD APPEAR FOR
                                      BOTH NAMES. WHEN SIGNING AS AN ATTORNEY,
                                      EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN
                                      OR CUSTODIAN, PLEASE INDICATE THE CAPACITY
                                      IN WHICH YOU ARE ACTING.



                                      ------------------------------------------

                                      ------------------------------------------
                                      SIGNATURE(S)                       DATE


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                             FOLD AND DETACH HERE



Dear Stockholder:

UnumProvident Corporation encourages you to take advantage of new and convenient ways by which you can submit your proxy. You can submit your proxy through the Internet or the telephone. This eliminates the need to return the proxy card.

To submit your proxy through the Internet or telephone you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

1. To submit your proxy over the Internet:
   . Log on to the Internet and go the Web site http://www.eproxyvote.com/unm

2. To submit your proxy over the telephone:
   . On a touch-tone telephone call 1-877-PRX-VOTE (1-877-779-8683)

Your Internet or telephone proxy authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares through the Internet or telephone, there is no need to mail back your proxy card.

                 Your vote is important. Thank you for voting.

             If you submit your proxy by telephone or through the
              Internet there is no need for you to mail back your
                                    proxy.

                             THANK YOU FOR VOTING!

                           UNUMPROVIDENT CORPORATION

                        Annual Meeting of Stockholders
                                 May 10, 2001
                       10:00 a.m., Eastern Daylight Time
                1 Fountain Square, Chattanooga, Tennessee 37402

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNUMPROVIDENT CORPORATION

The undersigned hereby appoints J. Harold Chandler and F. Dean Copeland, or either of them, proxies, each with full power of substitution, acting jointly or by either of them if only one be present and acting, to vote and act with respect to all of the shares of common stock of the undersigned in UnumProvident Corporation, at the Annual Meeting, upon all matters that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to the directions indicated on the reverse side of this card or through the telephone or internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting instructions are not given with respect to the matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the Board of Director's recommendations set forth below, and at their discretion on any matters that may properly come before the meeting.

The Board of Directors recommends a vote "For" the proposals listed on the reverse side of this card. The Board of Directors knows of no other matters that are to be presented at the meeting.

        Item 1.  Election of Directors, Nominees:
                 01) Ronald E. Goldsberry, 02) Hugh O. Maclellan, Jr.,
                     03) C. William Pollard, 04) John W. Rowe

        Item 2. Approval of Amendment to the UnumProvident Corporation Stock Plan of 1999.

This proxy card, when signed and returned will also constitute voting instructions to the trustee for shares held in the UnumProvident 401(k) Retirement Plan or to the broker-dealer for shares held in the Employee Stock Purchase Plan. If voting instructions representing shares in the foregoing employee benefit plans are not received, those shares will not be voted.


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                             FOLD AND DETACH HERE